UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2017, Samson Oil and Gas Limited (the “Company”), the Company’s primary lender, Mutual of Omaha Bank (“Mutual of Omaha”) and certain affiliates of the Company, including Samson Oil and Gas USA, Inc. and Samson Oil and Gas USA Montana, Inc., executed a Sixth Amendment to Credit Agreement, dated as of May 5, 2017 (the “Amendment”). Under the Amendment, the Company obtained a term loan in the amount of $4,000,000 (the “Term Loan”) in addition to the Company’s current $20 million revolving credit line. The Term Loan is evidenced by a promissory note (the “Term Note”) delivered by the Company in favor of Mutual of Omaha for the balance of the Term Loan. The Company’s revolving credit line remains substantially unchanged, although the interest rate has been amended to the prime rate as reported in The Wall Street Journal (rather than LIBOR) plus 1%. The Term Loan has an interest rate of prime plus 2.5%. The Term Loan was used to pay off the $4,000,000 promissory note payable to the vendor of the Company’s Foreman Butte properties. Both the Term Loan and the Company’s $20 million revolving credit line will mature on October 31, 2017.

The foregoing descriptions of the Amendment and Term Note are qualified in their entirety by reference to the complete text of the Amendment and Term Note, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

The Company issued a press release on May 7, 2017, announcing the Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 2, 2017, the Company received notification from the NYSE MKT LLC that it is not in compliance with certain NYSE MKT continued listing standards relating to stockholders equity. Specifically, the Company is not in compliance with Section 1003(a)(iii) (requiring stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years). The Company is required to supplement or provide an update on its previously submitted plan to the NYSE MKT by May 16, 2017 advising of actions it has taken or will take to regain compliance with the continued listing standards by September 14, 2017. The Company intends to supplement or update the plan by the May 16, 2017 deadline. If the Company fails to submit the supplement or update, or the supplement or update is not accepted, the NYSE MKT may commence delisting procedures.

The Company's American Depositary Shares will continue to be listed on the NYSE MKT while it regains compliance with the stockholders' equity listing standards, subject to the Company's compliance with other continued listing requirements. The NYSE MKT notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company's material debt or other agreements. The Company remains subject to the conditions set forth in the NYSE MKT letter dated May 26, 2016, previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016.

The Company issued a press release on May 7, 2017, announcing that it had received the notice of noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Sixth Amendment to Credit Agreement dated May 5, 2017
10.2	Term Note for the benefit of Mutual of Omaha Bank dated May 5, 2017
99.1	Press release of the Company dated May 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer